Exhibit 24.1

REGISTRATION STATEMENT ON FORM S-3

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of A. Schulman, Inc., a Delaware corporation (the “Corporation”), hereby constitutes and appoints Bernard Rzepka, Joseph J. Levanduski, and David C. Minc, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more Registration Statements on Form S-3 (the “Registration Statement”) relating to the registration of certain of the Corporation’s equity securities, with any and all amendments, supplements and exhibits thereto, including post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by such Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done, hereby ratifying and approving the acts of said attorneys and each of them and any substitute or substitutes.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 1st day of April, 2015.

/s/ Bernard Rzepka	/s/ Joseph J. Levanduski
Bernard Rzepka	Joseph J. Levanduski
President, Chief Executive Officer and Director (Principal Executive Officer)	Vice President, Chief Financial Officer (Principal Financial Officer)

/s/ Kris Westbrooks	/s/ Eugene R. Allspach
Kris Westbrooks	Eugene R. Allspach
(Vice President, Corporate Controller, and Chief Accounting Officer)	Director

/s/ Gregory T. Barmore	/s/ David G. Birney
Gregory T. Barmore	David G. Birney
Director	Director, Chairman

/s/ Joseph M. Gingo	/s/ Michael A. McManus, Jr.
Joseph M. Gingo	Michael A. McManus, Jr.
Director	Director

/s/ Lee D. Meyer	/s/ James A. Mitarotonda
Lee D. Meyer	James A. Mitarotonda
Director	Director

/s/ Ernest J. Novak, Jr.	/s/ Irvin D. Reid
Ernest J. Novak, Jr.	Irvin D. Reid
Director	Director